As filed with the Securities and Exchange Commission on January 2, 2002
                             Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ___________
                                 Cox Radio, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                58-1620022
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)           Identification No.)

          1400 Lake Hearn Drive                     30319
            Atlanta, Georgia                      (Zip Code)
(Address of Principal Executive Offices)


                                 COX RADIO, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)


                             DOW, LOHNES & ALBERTSON
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000

                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
Being Registered         Registered*           Offering Price Per       Aggregate Offering    Registration Fee
                                               Share(**)                Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Class A Common Stock,     750,000               $23.70                   $17,750,000           $4,249
$.33 Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan, and an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing information specified in the instructions to Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

    Cox Radio, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

    (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company's Annual Report;

    (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement on Form 8-A, including any amendment thereto or report filed for the purpose of updating such description; and

    (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Certain attorneys of Dow, Lohnes & Albertson, PLLC own shares of the Company's Class A common stock totaling less than one percent of the outstanding shares of the Company's Class A common stock.

Item 6.  Indemnification of Officers and Directors

    Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation, as amended, limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

    In addition, the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, or employees, provided that the Company shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibit Number    Description of Exhibit                                  Page
5                 Opinion of Dow, Lohnes & Albertson, PLLC                  6
23.1              Consent of Deloitte & Touche LLP                          8
23.2              Consent of Dow, Lohnes & Albertson                        6
                  (contained in their opinion in Exhibit 5)

Item 9.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 27th day of December, 2001.

                                           COX RADIO, INC.


                                           By: /s/ Robert F. Neil
                                               ----------------------
                                               Robert F. Neil
                                               President and
                                               Chief Executive Officer

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


      Signature                         Capacity                          Date
      ---------                         --------                         -----
 /s/ David E. Easterly                  Director and  Chairman of the    December 27, 2001
-------------------------               Board
     David E. Easterly

 /s/ James C. Kennedy                   Director                         December 27, 2001
-------------------------
     James C. Kennedy

 /s/ Robert F. Neil                     President and Chief Executive    December 27, 2001
-------------------------               Officer (principal executive
     Robert F. Neil                     officer)

 /s/ Neil O. Johnston                   Vice President and Chief         December 27, 2001
-------------------------               Financial Officer (principal
     Neil O. Johnston                   financial officer and principal
                                        accounting officer)

/s/ Marc W. Morgan                      Director                         December 27, 2001
------------------------
    Marc W. Morgan

/s/ Nicholas D. Trigony                 Director                         December 27, 2001
-------------------------
    Nicholas D. Trigony

/s/ Paul M. Hughes                      Director                         December 27, 2001
-------------------------
    Paul M. Hughes

    Pursuant to the requirements of the Securities Act, the Management Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27th day of December, 2001.

                                             Cox Radio, Inc.
                                             2001 Employee Stock Purchase Plan



                                             By: /s/ Marybeth H. Leamer
                                                 ----------------------
                                                 Marybeth H. Leamer
                                                 Management Committee Member

                                                                       Exhibit 5
                         [Firm Letterhead Appears Here]

                                December 31, 2001


Cox Radio, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

    Re: Registration Statement on Form S-8

Gentlemen:

    We have acted as special counsel for Cox Radio, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 750,000 shares (the "Shares") of Cox Class A Common Stock, $.33 par value per share, being issued by Cox pursuant to the Cox Radio, Inc. 2001 Employee Stock Purchase Plan (the "Plan") and an indeterminate number of interests in the Plan (the "Interests") that may be acquired thereunder.

    In preparing this opinion we have reviewed (a) the Registration Statement;
(b) Cox's Amended Certificate of Incorporation and Bylaws; (c) the Plan; and
(d) certain records of Cox's corporate proceedings as reflected in its minute and stock books.

    As to matters of fact relevant to our opinion, we have relied upon oral representations of officers of Cox without further investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

    Our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware and federal law of the United States of America, insofar as such laws apply (collectively "Applicable Law") and we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

    Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable; and (ii) the Interests conferred under the Plan to employees participating in the Plan, to the extent and upon the terms and conditions described therein are enforceable obligations of Cox under Applicable Law, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

    We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities Exchange Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            DOW, LOHNES & ALBERTSON, PLLC


                                            By:  /s/  Richard P. McHugh
                                                 -----------------------------
                                                      Richard P. McHugh, Member

                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Cox Radio, Inc. on Form S-8 of our report dated February 8, 2001, appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended
December 31, 2000.



/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Atlanta, Georgia
December 31, 2001








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